EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS FIRST QUARTER RESULTS

1ST QUARTER 2008 HIGHLIGHTS
•	Assets Exceed $5 Billion
•	Year-over-Year Growth in Assets (19%), Loans (23%) and Deposits (16%)
•	Two De Novo Bank Openings
•	Six Applications Pending for De Novo Banks in Four States
•	The Announced Sale of Four Michigan Affiliate Banks
•	Formation of a Joint Venture Announced

LANSING, Mich. and PHOENIX, Ariz.: April 17, 2008: Capitol Bancorp reported today earnings of $2.2 million for the first quarter of 2008 and assets exceeding $5 billion for the first time in its history.

Earnings per diluted share for the quarter were $0.13, a decrease from the $0.36 per diluted share reported in the first quarter of 2007.  First quarter earnings of $2.2 million reflect a decrease from the first quarter of 2007 which approximated $6.3 million.

With year-over-year growth of 19 percent, consolidated assets approximated $5.1 billion, compared to the $4.3 billion at March 31, 2007.  Total portfolio loans increased 23 percent to approximately $4.5 billion, from $3.6 billion at March 31, 2007.  An increase of more than 16 percent brought total deposits to $3.9 billion from the approximate $3.4 billion reported at March 31, 2007.

Capitol’s Chairman and CEO Joseph D. Reid said, “Capitol continues to confront the challenges presented by a softened economy directly through our unwavering focus on geographic diversification.  The Corporation has entered into a commitment to sell four of its western Michigan-based affiliate banks to another Michigan-based company.  This sale, expected to close mid-2008, will allow Capitol to realign its banking presence in Michigan to be on par with the growth the Corporation is experiencing in other regions of the country, thus improving its geographical balance.  This is a continuation of Capitol’s strategy for national geographic diversification, and will allow the Corporation to redeploy assets from the sale into bank development nationwide.  Additionally, Capitol announced during the first quarter the formation of a joint venture to own and operate central Indiana-based Forethought Federal Savings Bank.  The terms of the agreement will result in a 51 percent ownership position by Capitol and the opportunity for continued revenue diversification through noninterest income to the Corporation, further enhancing its ability to provide positive, consistent returns to shareholders.  We are very excited about these new developments for Capitol and the positive effect that each will have as we continue forward with the strategic initiatives to diversify the Corporation.  We are proud of the strides taken to position Capitol to weather future economic difficulties effectively.”

Development through the addition of de novo affiliate banks continues in 2008, with the opening of Adams Dairy Bank, located in Blue Springs, Missouri, in January, and Mountain View Bank of Commerce, in Westminster, Colorado, in February.  The addition of these affiliates resulted in the expansion of Capitol’s national network to 62 banks operating in 17 states.  Six applications are currently pending to establish community banks in the states of Arizona, North Carolina, Ohio and Oklahoma.  The capital foundation for the Corporation remains strong and is the basis of support for its expansive national network of community banks, as well as the anticipated continued growth into additional markets.  At March 31, 2008, Capitol’s total capital stood in excess of $708 million, nearly 14% of the Corporation’s $5.1 billion of total assets.

Quarterly Performance
Consolidated net operating revenues decreased slightly to $48.5 million for the first quarter of 2008, compared to $50.3 million reported for the same period in 2007.  The net interest margin, reflecting continued compression in this challenging environment, was 3.62 percent in the first quarter of 2008.  The net interest margin was affected by many factors, including recent dramatic rate cuts of 300 basis points over the last six months by the Federal Reserve, competitive market pricing on both sides of the balance sheet, the impact of an elevated level of nonperforming loans, and modestly lower levels of noninterest-bearing demand deposit accounts year-over-year.  Noninterest income expanded 18 percent year-over-year, reflecting the continued positive results of Capitol’s expanding wealth management initiatives, helping to mitigate further softening in its mortgage banking revenue.

Net income for the quarter approximated $2.2 million, a decrease from $6.3 million reported for the first quarter of 2007.  Challenges resulting from a weakening national economy, especially felt in the Great Lakes region, were contributing factors to the decrease in earnings.  As Capitol continues to leverage infrastructure investments made during 2006 and 2007, operating expenses increased a modest 7 percent year-over-year, tied primarily to the launching of two de novo banks earlier this year.  Diluted earnings per share decreased from $0.36 reported in the first quarter of 2007 to $0.13 for the quarter ended March 31, 2008.  The first quarter provision for loan losses increased to approximately $9.0 million over the $3.9 million for the same period in 2007, reflecting Capitol’s efforts to prudently address challenging asset quality dynamics, particularly in its Michigan markets.  While Capitol’s 13 Michigan-based affiliates currently represent approximately 34 percent of consolidated total assets (but still nearly 50 percent of the Corporation’s assets at its wholly-owned affiliates), more than 60 percent of its nonperforming assets are domiciled in Michigan.

Balance Sheet
Continued balance sheet strength in this challenging environment has been a key objective at Capitol, as reflected in a solid 7.65 percent equity-to-asset ratio at March 31, 2008.  With total capital resources in excess of $708 million at quarter-end, the total capital-to-asset ratio approximated 14 percent, providing solid support for the Corporation’s more than $5 billion balance sheet.

Net charge-offs increased to 0.49 percent in the first quarter of 2008 from the 0.41 percent reported in the fourth quarter of 2007 and 0.26 percent reported for the corresponding period of 2007.  The ratio of nonperforming assets to total assets was 2.20 percent at March 31, 2008 compared to 1.82 percent reported at December 31, 2007.  The allowance coverage ratio of nonperforming loans decreased from 80 percent at December 31, 2007 to 69 percent at March 31, 2008.  As a result of the increase in nonperforming loans, the allowance for loan losses was increased slightly to 1.38 percent of total loans at March 31, 2008 from 1.35 percent at the beginning of the year.  The Corporation remains disciplined in its approach to portfolio review and analysis and, as a result, the first quarter provision for loan losses was roughly 1.7 times first quarter net charge-offs.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.1 billion national community bank development company, with a network of 62 separately chartered banks with operations in 17 states.  It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	March 31			December 31
	2008	2007		2007	2006

Condensed statements of operations:
Interest income	$79,503	$77,839		$330,439	$279,353
Interest expense	37,568	33,158		147,162	105,586
Net interest income	41,935	44,681		183,277	173,767
Provision for loan losses	8,958	3,932		25,340	12,156
Noninterest income	6,565	5,585		24,381	21,532
Noninterest expense	44,805	41,823		176,160	137,804
Income before income taxes	196	8,035		24,761	57,854

Net income	$2,191	$6,271		$21,937	$42,391

Per share data:
Net income - basic	$0.13	$0.38		$1.29	$2.69
Net income - diluted	0.13	0.36		1.27	2.57
Book value at end of period	22.37	22.37		22.47	21.73
Common stock closing price at end of period	$21.14	$36.85		$20.12	$46.20
Common shares outstanding at end of period	17,317,000	17,075,000		17,317,000	16,656,000
Number of shares used to compute:
Basic earnings per share	17,141,000	16,695,000		16,967,000	15,772,000
Diluted earnings per share	17,189,000	17,318,000		17,216,000	16,481,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2008	2007	2007	2007	2007
Condensed statements of financial position:
Total assets	$5,066,683	$4,901,763	$4,654,012	$4,439,279	$4,254,526
Portfolio loans	4,467,628	4,314,701	4,030,384	3,801,773	3,620,981
Deposits	3,945,754	3,844,745	3,673,950	3,523,346	3,392,035
Stockholders' equity	387,433	389,145	390,466	387,917	381,992
Total capital	$708,111	$701,473	$689,643	$668,067	$661,650

Key performance ratios:
Return on average assets	0.18%	0.28%	0.53%	0.58%	0.61%
Return on average equity	2.25%	3.48%	6.15%	6.54%	6.74%
Net interest margin	3.62%	4.17%	4.42%	4.53%	4.67%
Efficiency ratio	92.38%	91.23%	82.70%	82.15%	83.20%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.38%	1.35%	1.31%	1.30%	1.30%
Total nonperforming loans / portfolio loans	1.99%	1.68%	1.31%	1.10%	1.02%
Total nonperforming assets / total assets	2.20%	1.82%	1.42%	1.17%	1.08%
Net charge-offs (annualized) / average portfolio loans	0.49%	0.41%	0.45%	0.18%	0.26%
Allowance for loan losses / nonperforming loans	69.41%	80.03%	100.21%	118.28%	128.00%

Capital ratios:
Stockholders' equity / total assets	7.65%	7.94%	8.39%	8.74%	8.98%
Total capital / total assets	13.98%	14.31%	14.82%	15.05%	15.55%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects", "intends", "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31
	2008	2007
INTEREST INCOME:
Portfolio loans (including fees)	$77,331	$73,524
Loans held for sale	300	946
Taxable investment securities	133	208
Federal funds sold	1,213	2,544
Other	526	617
Total interest income	79,503	77,839

INTEREST EXPENSE:
Deposits	30,688	28,329
Debt obligations and other	6,880	4,829
Total interest expense	37,568	33,158

Net interest income	41,935	44,681

PROVISION FOR LOAN LOSSES	8,958	3,932
Net interest income after provision
for loan losses	32,977	40,749

NONINTEREST INCOME:
Service charges on deposit accounts	1,333	1,105
Trust and wealth-management revenue	1,645	1,037
Fees from origination of non-portfolio residential
mortgage loans	921	1,307
Gain on sales of government-guaranteed loans	580	800
Gain on sales of other non-portfolio commercial loans	317	320
Realized gains on sale of investment securities
available for sale	43
Other	1,726	1,016
Total noninterest income	6,565	5,585

NONINTEREST EXPENSE:
Salaries and employee benefits	25,548	26,072
Occupancy	4,404	3,497
Equipment rent, depreciation and maintenance	2,866	2,642
Other	11,987	9,612
Total noninterest expense	44,805	41,823

Income (loss) before income taxes (benefit) and
minority interest	(5,263)	4,511

Income taxes (benefit)	(1,995)	1,764
Income (loss) before minority interest	(3,268)	2,747

Minority interest in net losses of consolidated
subsidiaries	5,459	3,524

NET INCOME	$2,191	$6,271

NET INCOME PER SHARE:
Basic	$0.13	$0.38

Diluted	$0.13	$0.36

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	March 31	December 31
	2008	2007
ASSETS

Cash and due from banks	$178,401	$196,083
Money market and interest-bearing deposits	27,263	26,924
Federal funds sold	149,702	129,365
Cash and cash equivalents	355,366	352,372
Loans held for sale	17,221	16,419
Investment securities:
Available for sale, carried at market value	8,996	14,119
Held for long-term investment, carried at
amortized cost which approximates market value	28,902	25,478
Total investment securities	37,898	39,597
Portfolio loans:
Loans secured by real estate:
Commercial	1,968,358	1,917,113
Residential (including multi-family)	748,084	698,960
Construction, land development and other land	867,311	852,595
Total loans secured by real estate	3,583,753	3,468,668
Commercial and other business-purpose loans	802,675	768,473
Consumer	52,556	48,041
Other	28,644	29,519
Total portfolio loans	4,467,628	4,314,701
Less allowance for loan losses	(61,666)	(58,124)
Net portfolio loans	4,405,962	4,256,577
Premises and equipment	60,011	60,031
Accrued interest income	19,046	19,417
Goodwill and other intangibles	72,609	72,722
Other assets	98,570	84,628

TOTAL ASSETS	$5,066,683	$4,901,763

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$655,647	$671,688
Interest-bearing	3,290,107	3,173,057
Total deposits	3,945,754	3,844,745
Debt obligations:
Notes payable and short-term borrowings	379,044	320,384
Subordinated debentures	156,153	156,130
Total debt obligations	535,197	476,514
Accrued interest on deposits and other liabilities	33,774	35,161
Total liabilities	4,514,725	4,356,420

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	164,525	156,198

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2008 - 17,317,065 shares
2007 - 17,316,568 shares	272,574	272,208
Retained earnings	115,381	117,520
Undistributed common stock held by employee-
benefit trust	(580)	(586)
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	58	3
Total stockholders' equity	387,433	389,145

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,066,683	$4,901,763

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	2008	2007
Allowance for loan losses at January 1	$58,124	$45,414

Loans charged-off:
Loans secured by real estate:
Commercial	(672)	(159)
Residential (including multi-family)	(2,150)	(355)
Construction, land development and other land	(1,359)	(202)
Total loans secured by real estate	(4,181)	(716)
Commercial and other business-purpose loans	(1,801)	(1,807)
Consumer	(134)	(114)
Total charge-offs	(6,116)	(2,637)
Recoveries:
Loans secured by real estate:
Commercial	118	59
Residential (including multi-family)	84	64
Construction, land development and other land	26	1
Total loans secured by real estate	228	124
Commercial and other business-purpose loans	430	174
Consumer	41	45
Other	1	--
Total recoveries	700	343
Net charge-offs	(5,416)	(2,294)
Additions to allowance charged to expense	8,958	3,932

Allowance for loan losses at March 31	$61,666	$47,052

Average total portfolio loans for period ended March 31	$4,402,469	$3,555,432

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.49%	0.26%

CAPITOL BANCORP LIMITED
Selected Supplemental Data

ASSET QUALITY (in thousands):

	March 31 2008	December 31 2007
Nonaccrual loans:
Loans secured by real estate:
Commercial	$21,497	$19,016
Residential (including multi-family)	17,094	13,381
Construction, land development and other land	36,704	29,756
Total loans secured by real estate	75,295	62,153
Commercial and other business-purpose loans	7,833	5,782
Consumer	86	66
Other	--	84
Total nonaccrual loans	83,214	68,085

Past due (>90 days) loans:
Loans secured by real estate:
Commercial	503	113
Residential (including multi-family)	3,407	1,116
Construction, land development and other land	214	2,531
Total loans secured by real estate	4,124	3,760
Commercial and other business-purpose loans	1,477	714
Consumer	23	66
Other	--	5
Total past due loans	5,624	4,545

Total nonperforming loans	$88,838	$72,630

Real estate owned and other repossessed assets	22,601	16,680

Total nonperforming assets	$111,439	$89,310

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Three Months Ended March 31
	2008	2007

Numerator—net income for the period	$2,191	$6,271

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,141	16,695

Effect of dilutive securities:
Unvested restricted shares	25	51
Stock options	23	572
Total effect of dilutive securities	48	623
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,189	17,318

Number of antidilutive stock options excluded from diluted earnings per share computation	2,271	--

AVERAGE BALANCES (in thousands):

	Three Months Ended March 31
	2008	2007

Portfolio loans	$4,402,469	$3,555,432
Earning assets	4,634,581	3,828,582
Total assets	4,987,115	4,144,124
Deposits	3,898,649	3,317,872
Stockholders’ equity	388,875	372,250

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Capitol’s National Network of Community Banks – Continued

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas